Exhibit 99.2

First Quarter 2016 Financial Results April 28, 2016

1 Important Notices This presentation contains forward - looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated . The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” and “continue,” or the negative of any of those words or similar expressions are intended to identify forward - looking statements . All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward - looking statements that involve certain risks and uncertainties . While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially . Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs . We describe these and other risks that could affect our results in Item 1 A, “Risk Factors,” of our latest Annual Report on Form 10 - K for the year ended December 31 , 2015 , which was filed with the Securities and Exchange Commission . Accordingly, you should not place undue reliance on the forward - looking statements contained in this presentation . These forward - looking statements speak only as of the date on which the statements were made . CIT undertakes no obligation to update publicly or otherwise revise any forward - looking statements, except where expressly required by law . This presentation is to be used solely as part of CIT management’s continuing investor communications program . This presentation shall not constitute an offer or solicitation in connection with any securities . | 1Q16 Earnings

2 Executing on Our 2016 Priorities 1 Focus on Our Core Businesses 3 Maintain Strong Risk Management | 1Q16 Earnings 2 Improve Profitability and Return Capital (1) Commercial allowance for loan losses plus principal loss discount as % of commercial finance receivables (before the prin cip al loss discount). (2) Reflects the purchase accounting discount for loans acquired from OneWest Bank and the allowance for loan losses. ▪ Completed U.K. exit ▪ Commercial Air separation, Canada and China business exits progressing ▪ Transferred international Business Air portfolio into assets held for sale (AHFS) ▪ Commercial Banking financing and leasing assets grew 2% from a quarter ago ▪ Deposits represent approximately 65% of total funding; deposit costs remain stable ▪ 1:1 ratio of financing and leasing assets to deposits in the Bank ▪ Further reduced layers & improved efficiencies in corporate functions ▪ Commercial credit reserve (1) 1.9% of finance receivables ▪ Non - accruals 0.9% of finance receivables ▪ 12% coverage (2) on energy loans ▪ Common Equity Tier 1 ratio 13.1% ▪ CCAR submitted in April

Key Performance Metrics

	4Q15	1Q16	2016 Outlook Commentary	Post Air Separation 2018 Target
Net Finance Margin(1)	3.6%	3.7%	▪ Expect to trend towards 3.5%	3.0–3.5%
Credit provision(1)	0.4%	0.7%	▪ Elevated in current quarter due to energy & maritime portfolios and discrete charge-offs in Aerospace loans ▪ Expect to be in the high end of the range	0.25–0.50%
Other income(1)	0.2%	0.7%	▪ Continued variability from strategic initiatives	0.6–0.75%
Operating Expenses(1)(2)	2.0%	2.2%	▪ Implementation of $125 million cost reduction program fully underway ▪ Benefits of cost reduction plan expected to be offset by strategic initiative costs ▪ 1Q16 Net efficiency ratio included net revenue benefit from strategic initiatives	1.9–2.2%
Net Efficiency Ratio(3)	53.3%	49.2%		Low 50s
Tax Rate	(7%)	26%	▪ Low 30% range excluding discrete items	<40%
CET1 Ratio(4)	12.7%	13.1%	-	10–11%
Adjusted ROATCE(5)	7.1%	7.1%	-	10%

(1) As % of average earnings assets.
(2) Operating expenses exclusive of restructuring costs and intangible assets amortization.
(3) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance margin and other income).
(4) Capital ratios are preliminary as of 3/31/16 and based on fully phased-in Basel III estimates.
(5) Return on average tangible common equity is adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance reversals from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets. See Appendix page 20 for calculation.

CIT | 1Q16 Earnings 3

Performance Highlights & Trends

At or For the Period Ended	1Q16	4Q15	3Q15	2Q15	1Q15
EPS (Diluted) – Total (1)	**$0.73**	$0.72	$3.61	$0.66	$0.59
EPS (Diluted) – Continuing Ops. (1)	**$0.75**	$0.75	$3.63	$0.66	$0.59
EPS (Diluted) impact from VA Reversal	**-**	-	$3.37	-	-
Book Value Per Share	**$55.16**	$54.61	$53.74	$50.91	$50.26
Tangible Book Value Per Share (TVBPS)	**$48.39**	$47.77	$47.09	$47.51	$46.89
Pre-tax return on Average Earning Assets (ROAEA) (2)	**1.38%**	0.95%	1.04%	1.49%	1.41%
After-tax return on Average Earning Assets (ROAEA) (2)	**0.99%**	0.98%	5.29%	1.12%	0.99%
Net Finance Margin	**3.74%**	3.57%	3.67%	3.34%	3.23%
Net Efficiency Ratio (3)	**49.2%**	53.3%	62.2%	57.4%	57.1%
Adjusted ROATCE –Continuing Ops.	**7.1%**	7.1%	2.6%	5.9%	5.3%
Net Charge-offs (% of AFR (4))	**0.65%**	0.40%	0.86%	0.48%	0.43%
Allowance for loan losses as % of Finance Receivables for Commercial assets (5)	**1.87%**	1.79%	1.82%	1.79%	1.83%
CET1 Ratio/Tier 1 Capital Ratio	**13.1%**	12.7%	12.5%	14.4%	14.1%
Total Capital Ratio	**13.7%**	13.2%	13.0%	15.1%	14.8%

(1) Includes U.S. VA reversal impact of $647 million, $3.37 diluted EPS in 3Q15.
(2) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equipment.
(3) Excluding transaction costs, 3Q15 net efficiency ratio of 57.6%. Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (Net finance margin and other income).
(4) Average finance receivables (AFR) is computed using month-end balances and is the average of finance receivables which includes loans, direct finance lease and leverage lease receivables and factoring receivables. It excludes operating lease equipment.
(5) Beginning in 3Q15, the ratio is calculated to include the impact of the principal loss discount associated with acquired OneWest receivables and is ALL plus principal loss discount on Commercial loans divided by Commercial Finance Receivables before the impact of the principal loss discount.
(6) Capital ratios are preliminary as of 3/31/16 and based on fully phased-in Basel III estimates.

CIT | 1Q16 Earnings 4

5 ($ Millions, except per share data) Noteworthy Items in 1Q16 Items in 1Q16 Results Reported Diluted EPS (Continuing) $0.75 Impact Segment Item Line Item Total Pre - tax After tax Per share NSP Gain on Sale – U.K. Other Income $24 $15 $0.08 Corporate Restructuring Expenses Operating Expenses ($20) ($13) ($0.06) Corporate Discrete Tax Benefit Tax Provision - $13 $0.06 NSP Asset Impairment Other Income ($11) ($8) ($0.04) NSP Liquidating Europe CTA (1) Other Income ($3) ($3) ($0.02) EPS based on 202.1 million average diluted shares outstanding, $ impacts are rounded. | 1Q16 Earnings (1) Currency translation adjustment.

6 Financing & Leasing Assets (FLA) Highlights 15.4 15.4 22.3 21.6 22.0 17.8 18.3 18.7 20.0 19.9 7.3 7.2 7.2 2.2 2.1 1.8 1.6 1.2 0 20 40 60 1Q15 2Q15 3Q15 4Q15 1Q16 ($ Billions) | 1Q16 Earnings ▪ Total FLA remains stable as new originations have offset portfolio sales and run - off ▪ Commercial Banking: G rew 2%, primarily due to growth in Commercial Finance and Business Capital ▪ Transportation Finance: Placed international business air loans of $700 million into AHFS ▪ Consumer and Community Banking: Legacy Consumer Mortgages annualized run - off of 11% in the quarter was offset by growth in other consumer banking originations Consumer and Community Banking Transportation Finance Commercial Banking Non - Strategic Portfolios $35.4 $35.8 $50.1 $50.4 $50.3 Total Reported

Net Finance Margin Trends – (Continuing Operations)

Net Finance Revenue & Net Finance Margin


($ Millions)
3.23%
3.33%
3.67%
3.57%
3.74%
337
343
482
528
553
329
335
421
447
482
1Q15
2Q15
3Q15
4Q15
1Q16
Net Finance Revenue less other items
Other Items (1)
NFM

Yield Analysis (2)	1Q16	4Q15	1Q15	▲ bps 4Q15	▲ bps 1Q15
Interest bearing deposits and investments	1.24%	1.21%	0.43%	0.03%	0.81%
Loans	5.84	5.90	5.84	(0.06)	-
Operating leases (net)	8.23	7.58	8.63	0.65	(0.40)
Indemnification assets	(3.08)	(0.72)	-	(2.36)	(3.08)
Earning assets	5.67	5.51	5.82	0.16	(0.15)
Deposits	1.25	1.26	1.70	(0.01)	(0.45)
Borrowings	4.11	3.99	4.63	0.12	(0.52)
Interest-bearing liabilities	2.29	2.28	3.22	0.01	(0.93)

Highlights

- Net Finance Revenue reflects increase in earning assets from OneWest acquisition in 3Q 2015
- Other items primarily include purchase accounting accretion based on unpaid principal balance of the loans (vs. OneWest's carrying value)
- Increase in Net Finance Margin from prior quarter reflects:
  - + ~25 bps Transportation Finance
    - + ~10 bps elevated from collections on remarketed aircrafts and prepayments on loans
    - + ~15 bps benefit from lower operating lease maintenance/expense in both Air & Rail
  - - ~10 bps reduction from loan mix primarily due to run-off in NSP and Consumer and Community Banking segments
  - Rail – Impact from reduced utilization was offset by interim rent benefit (~3 bps)

(1) Other items include suspended depreciation, interest recoveries/prepayments and other loan and debt FSA. 1Q16, 4Q15 and 3Q15 other items also includes purchase accounting accretion.
(2) More detail is available in the average balance sheet within the first quarter 2016 press release.

CIT | 1Q16 Earnings
7

8 30 27 31 29 26 23 25 30 35 33 32 22 31 17 11 2 (10) (52) (50) 31 -55 -30 -5 20 45 70 95 120 145 Other Income Trends – Components (Continuing Operations) Factoring commissions Fee revenues Gains on sales of leasing equipment All other income ($ Millions) 1 Q15 3 Q15 4 Q 15 1 Q16 2 Q15 Total Reported ▪ Lower gains on sales of leasing equipment driven by lower sales activity ▪ All other income primarily reflects: ▪ Gain on U.K. sale of $24 million ▪ TRS mark - to - market benefit of $18 million ▪ NSP asset impairment of $11 million Highlights $86 $64 $39 $30 $101 | 1Q16 Earnings

Asset Quality Trends – (Continuing Operations)

($ Millions)

Non-accrual Loans & Net Charge-offs

Non-accrual Loans % of AFR				
0.9%	1.0%	0.7%	0.9%	0.9%



184
198
215
268
295
0.4%
0.5%
0.9%
0.4%
0.7%
1Q15
2Q15
3Q15
4Q15
1Q16
Non-accrual Loans
Net Charge-offs % to AFR(1)

Allowance for Loan Losses - Commercial



1.8%
1.8%
1.8%
1.8%
1.9%
1.8%
1.3%
1.4%
1.6%
357
351
334
350
390
1Q15
2Q15
3Q15
4Q15
1Q16
Princ. Loss Disc
Allowance for Loan Losses (ALL)
ALL % to FR
ALL + Princ Loss Disc. % to FR before principle loss discount

Highlights

- Non-accrual balances increased primarily due to energy (oil & gas)
  - If current market conditions persist, CIT could experience an additional ~$100 million in energy related non-accruals for the remainder of 2016
  - Resulting in an incremental provision of ~$30-40 million
- Allowance for loan losses increased due to reserve build primarily in energy and maritime
- Net Charge-offs increased primarily driven by $15 million in the energy portfolio and $11 million related to two Aerospace loans
- ALL as a % of finance receivables on commercial loans increased to 1.6%
  - Including the principal loss discount, ALL as a % of finance receivables is 1.9%
- 12% coverage(2) on energy loans – see page 15 for more detail

(1) 1Q16, 4Q15, 3Q15, 2Q15, and 1Q15, included approximately $9 million, $19 million, $40 million, $2 million and $11 million respectively, of charge-offs related to the transfer of loans to held for sale; exclusive of these charge-offs, net charge-offs as a % to AFR would have been 53 bps, 16 bps, 17 bps, 44 bps and 20 bps respectively.
(2) Reflects the purchase accounting discount for loans acquired from OneWest Bank and the allowance for loan losses.

CIT | 1Q16 Earnings 9

Operating Expenses Trends – (Continuing Operations)

Net Efficiency Ratio (1)

1Q15	2Q15	3Q15	4Q15	1Q16
57.1%	57.4%	62.2%	53.3%	49.2%

($ Millions)



242
235
334
358
349
5
7
32
15
10
237
226
292
283
312
1Q15
2Q15
3Q15
4Q15
1Q16

1Q16 Walk



298
15
283
27
325
15
310
15
(8)
(5)
(5)
322
10
312
4Q15
Adjustments(2)
4Q15 Normalized
Seasonally Elevated Employee Costs(3)
Cost Reduction Initiatives
NSP Exits
OWB & Other Strategic Initiatives
1Q16

Amortization of Intangibles
Restructuring Charges
Costs Related to OneWest Acquisition & Other Strategic Initiatives
All Other Operating Expenses

Highlights

- 3Q15 included two months of OneWest Bank operating expenses; all periods thereafter reflect full impact
- Progress on cost reduction initiatives in 2016 will be offset by higher costs related to strategic initiatives (e.g. OneWest Bank Integration & Commercial Air Separation)

(1) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (Net finance margin and other income). Excluding transaction costs, net efficiency ratio of 57.6% in 3Q15.
(2) Include reversal of accrued compensation and benefits of $19 million and other general administrative expenses of $8 million.
(3) Seasonally elevated 1Q16 employee costs contain annual benefit restarts and the cost associated with deferred incentive compensation for retirement eligible employees.

CIT | 1Q16 Earnings 10

11 Commercial Banking $ Inc/ (Dec) ($ in millions) 1Q16 4Q15 1Q15 4Q15 1Q15 Interest Income 287 286 181 2 106 Net Rental Income 7 7 6 - 1 Interest Expense 74 68 65 6 9 Net Finance Revenue 221 224 122 (4) 98 Other Income 56 69 64 (13) (8) Credit Provision 74 45 24 28 49 Operating Expenses 158 146 131 12 27 Pre - tax Income 44 102 30 (58) 13 ▪ Net Finance Revenue decreased due to decline in average earning assets and higher funding costs ▪ Credit Provision increased driven by new business volume and increase in reserves related to the energy portfolio ▪ Operating Expenses increased reflecting higher litigation expense in Commercial Finance and discrete items related to Business Capital ▪ Prior year comparisons are impacted by the OneWest Bank acquisition in 3Q15 which resulted in lower interest expense and improved NFM Key Metrics 1Q16 4Q15 1Q15 4Q15 1Q15 AEA 20,727 20,944 14,357 (217) 6,371 NFM 4.3% 4.3% 3.4% - 0.9% Net Efficiency Ratio 56.8% 49.0% 70.3% (7.8%) 13.5% PTI - ROAEA 0.9% 2.0% 0.8% (1.1%) - | 1Q16 Earnings 1Q15 does not reflect OneWest Bank results. Certain balances may not sum due to rounding. vs. Prior Quarter vs. Year - ago Quarter Commentary

Transportation Finance

($ in millions)	1Q16	4Q15	1Q15	$ Inc/ (Dec) ▲ 4Q15	▲ 1Q15
Interest Income	53	50	43	3	10
Net Rental Income	390	370	361	20	29
Interest Expense	148	143	151	5	(3)
Maintenance & Other	56	80	46	(23)	10
Net Finance Revenue	238	197	207	41	31
Other Income	19	25	35	(6)	(17)
Credit Provision	23	9	6	14	16
Operating Expenses	61	50	67	11	(7)
Pre-tax Income	173	163	169	10	5

Key Metrics	1Q16	4Q15	1Q15	▲ 4Q15	▲ 1Q15
AEA	20,620	19,784	18,881	835	1,739
NFM	4.6%	4.0%	4.4%	0.6%	0.2%
Net Efficiency Ratio	23.7%	22.1%	27.7%	(1.6%)	4.0%
PTI-ROAEA	3.4%	3.3%	3.6%	0.1%	(0.2%)

Commentary

vs. Prior Quarter

- Net Finance Revenue increased reflecting higher rental income driven by higher average operating lease assets, lower maintenance and other operating lease expense
- Credit Provision increased primarily due to reserve increases in Maritime and discrete charge-offs of Aerospace loans
- Operating Expenses increased reflecting seasonally higher employee costs and approximately $4 million of costs related to the Commercial Air separation initiative

vs. Year-ago Quarter

- Net Finance Revenue increased due to similar drivers noted in the prior quarter and lower funding costs
- Other Income decreased reflecting lower gains from asset sales
- Credit Provision increased primarily due to the Maritime exposure

Certain balances may not sum due to rounding.

CIT | 1Q16 Earnings 12

13 Commentary $ Inc/ (Dec) ($ in millions) 1Q16 4Q15 1Q15 4Q15 1Q15 Interest Income 103 110 - (6) 103 Interest Expense 9 13 - (4) 9 Net Finance Revenue 94 96 - (2) 94 Other Income 8 5 - 3 8 Credit Provision 3 4 - (1) 3 Operating Expenses 82 85 - (3) 82 Pre - tax Income 17 13 - 4 17 ▪ Pre - Tax Income increased primarily due to an increase in other income, resulting from gain on OREO sales, and lower legal expenses ▪ Prior year comparisons are impacted by the OneWest Bank acquisition in 3Q15 Key Metrics 1Q16 4Q15 1Q15 4Q15 1Q15 AEA 7,758 7,846 - (88) 7,758 NFM 4.9% 4.9% - - 4.9% Net Efficiency Ratio 75.8% 78.8% - (3.0%) 75.8% PTI - ROAEA 0.9% 0.7% - 0.2% 0.9% | 1Q16 Earnings Consumer and Community Banking 1Q15 does not reflect OneWest Bank results. Certain balances may not sum due to rounding. vs. Prior Quarter vs. Year - ago Quarter

14 14.8% 15.1% 13.0% 13.2% 13.7% 14.1% 14.4% 12.5% 12.7% 13.1% 17.1% 17.1% 15.1% 13.4% 13.8% 1Q15 2Q15 3Q15 4Q15 1Q16 Total Capital Ratio CET1 Ratio Tier 1 Leverage Ratio Strong Capital Position 8.2 8.2 9.5 9.6 9.8 8.0 8.0 8.8 8.9 9.1 1Q15 2Q15 3Q15 4Q15 1Q16 TBV CET1 Capital Tangible Book Value / CET1 Risk Based Capital Ratios (1) ▪ Total capital comprised mostly of high quality CET1 capital ▪ All regulatory capital ratios increased sequentially reflecting current period earnings and a reduction in RWA ▪ RWA reduction reflects the mix of assets Highlights | 1Q16 Earnings (1) Capital ratios are preliminary as of 3/31/16 and based on fully phased - in Basel III estimates. ($ Billions) 56.3 55.7 70.3 70.2 69.3 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Risk Weighted Assets (RWA) ($ Billions)

15 Exposure to Energy – Oil & Gas Loans ($ Billions) (1) Reflects the purchase accounting discount for loans acquired from OneWest Bank and the allowance for loan losses. (2) Criticized % at 4Q15: E&P 31%, Midstream 4%, Energy Services 42%. | 1Q16 Earnings Outstanding Utilization Criticized (2) Commentary E & P $444 68% 66% ▪ Geographically diversified across the major producing basins ▪ Oil 43%/Gas 57% Midstream $265 62% 2% ▪ Long - lived infrastructure that store and transport essential commodity products Energy Services $236 65% 45% ▪ Geographically diversified across the major producing basins ▪ Almost all loans are asset based Total Loans: $31.4 Energy: ~$0.9 (~3% of Total Loans) Commercial $23.3 Consumer $7.2 Midstream $0.3 Energy Services $0.2 Exploration & Production $0.4 ▪ $945 million or ~3% of total loans ▪ Loss coverage of 12% (1) ▪ ~42% of loans are Criticized ▪ 65% Utilization ▪ Non - accruals of ~$140 million – 94% current ▪ 89 % are Shared National Credits ▪ Less than 5% are Leveraged Loans ▪ Majority of portfolio is secured by: ▪ Traditional reserve - based lending assets ▪ Working capital assets ▪ Long - lived fixed assets ($ Millions)

16 APPENDIX | 1Q16 Earnings

17 GAAP Tax vs. Economic Tax – (Continuing Operations ) 1Q16 FY15 Pre - tax Income $204 $579 (1) GAAP tax provision includes discrete tax items of $11 million and $624 million for 1Q16 and FY15, respectively. (2) EPS based on 202.1 million and 186.4 million for 1Q16 and FY15, respectively. $ impacts are rounded. ($ Millions, except per share data) GAAP Tax Benefit (Provision) (1) ($53) $488 Net Income $152 $1,067 Reported EPS (2) $0.75 $5.72 Effective Tax Rate 26% (84%) Cash Taxes ($2) ($10) Effective Tax Rate (Cash) 1% 2% ▪ Reset of GAAP effective tax rate in 2015 due to prior year partial valuation allowance reversal ▪ 1Q16 GAAP taxes reflect a one - time discrete benefit of $13 million ▪ Excluding discrete items effective tax rate of 31% ▪ 1Q16 C ash taxes were $2 million Commentary | 1Q16 Earnings

Diversified North American Rail Fleet

Fleet by Type

Total Cars: ~117,000



Tank Cars - O&G Related, 13%
Mill/Coil Gondolas, 11%
Coal, 11%
Boxcars, 7%
Flatcars, 4%
Locomotives, 0%
Other, 3%
Tank Cars-Other, 12%
Covered Hopper-Other, 31%
Covered Hopper-O&G Related, 9%

Fleet by Lessee Industry



Agriculture, Food, and Ethanol 11%
Cement and Building Products 6%
Petrochemicals 4%
Coal and Utilities 3%
Chemicals (non petrochemical) 2%
Steel and Metals 1%
Mining 1%
Other (includes off-lease) 10%
Rail 18%
Petroleum and gas (drilling, marketing, refining, and transport) 43%

Total Net Investment:~$6.1B

Commentary

- Diversified fleet serving a broad range of customers and industries
  - Approximately 500 clients
  - ~75% shippers and ~25% railroads
  - Strong credit profile (~50% investment grade)
  - Young, well maintained equipment (avg. age: 12 yrs.)
- Utilization and lease rate trends coming off peak levels primarily driven by weakening demand for cars in the oil and gas sector
  - Tank cars: ~15,000 leased directly to customers for the transportation of crude
  - Sand cars: ~10,000 supporting crude and natural gas drilling
  - ~2,500 cars (~$150 million net investment) supporting the oil & gas industry are up for renewal in 2016
- Portfolio management strategies
  - Divert cars to alternative services (e.g. sand to cement, tank cars to ethanol and other refined products, etc.)
  - Work with manufacturers to manage orderbook commitments
  - Shorten lease terms while lease rates are weaker

CIT | 1Q16 Earnings 18

Business Segment Description

Segment	Divisions	Markets and Services
Commercial Banking	• Commercial Finance	Provides lending, leasing, and other financial and treasury management services to small and middle market businesses.
	• Real Estate Finance	Provides senior secured commercial real estate transactions.
	• Business Capital	Provides lending, leasing and other financial and advisory services to small and middle-market companies across select industries.
		Factoring, receivables management products and secured financing to retail supply chain companies.
Transportation Finance	• Aerospace	Leasing and financing solutions for commercial airlines worldwide and business jet operators.
	• Rail	Leasing and financing solutions to freight shippers and carriers.
	• Maritime Finance	Financing solutions to owners and operators of oceangoing cargo vessels.
Consumer & Community Banking	• Other Consumer Banking	Full suite of consumer deposit products and residential mortgage product offerings through OneWest retail branches and private bankers. SBA loans to meet the needs of growing businesses.
	• Legacy Consumer Mortgages	Contains single-family residential ("SFR") mortgages and reverse mortgages, which are covered by loss sharing agreements with the FDIC (Portfolio is in run-off).
Non-Strategic Portfolios		Consists of portfolios that we do not consider strategic (Canada and China Portfolios).
Corporate and Other		Consists of certain items not allocated to operating segments.

CIT | 1Q16 Earnings 19

20 Adjusted ROTCE Calculation | 1Q16 Earnings Current quarter capital amounts are preliminary. Adjusted ROTCE Calculation 1Q16 4Q15 3Q15 2Q15 1Q15 ($ in millions) A Net Income (Continuing Ops) $152 $151 $697 $115 $104 Goodwill Impairment $0 $0 $0 $0 $0 Amortization of Intangibles $6 $7 $5 $1 $1 B Tax Effected Goodwill Impairment and Amortization of Intangibles $4 $6 $4 $1 $1 Effective Tax Rate (for respective quarter) 31% 9% 24% 29% 29% C Valuation Allowance Reversal $0 $4 $647 $0 $0 A + B - CNet Income After Adjustments $156 $153 $54 $116 $105 D Annualized Net Income After Adjustments $625 $613 $215 $463 $419 Average Tangible Common Equity $9,714 $9,561 $8,991 $8,200 $8,284 Less: Average Disallowed DTA $889 $886 $604 $349 $367 E Adjusted Average TCE $8,825 $8,675 $8,387 $7,851 $7,917 D / E Adjusted ROTCE 7.08% 7.08% 2.56% 5.89% 5.26%

21